Red Mountain Resources, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference of our firm and to the use of information derived from our report effective as of July 1, 2015, dated August 18, 2015, in the Annual Report on Form 10-K of Red Mountain Resources, Inc. (the “Company”) for the fiscal year ended June 30, 2015 (the “Form 10-K”) to be filed with the U.S. Securities and Exchange Commission and to the inclusion of our report as an exhibit to the Form 10-K.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

November 13, 2015